UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 19, 2008

Black Box Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18706	95-3086563
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1000 Park Drive
Lawrence, Pennsylvania	15055
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (724) 746-5500
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.
Additional Stock Option Procedural Enhancements Adopted
Black Box Corporation (the “Company”) is filing this Current Report on Form 8-K to disclose the adoption by its Board of Directors (the “Board”) of additional procedural enhancements with respect to the Company’s stock option granting practices and related matters. In advance of this action by the Board, the Company had implemented additional procedures to its process for approving stock option grants that are focused on formalized documentation of appropriate approvals and determination of grant terms to employees.
As previously disclosed, the Audit Committee of the Board (the “Audit Committee”) completed its independent review of the Company’s historical stock option granting practices. See the “Explanatory Note” preceding Part I, Item 1 of the Company’s Annual Report on Form 10-K for its fiscal year ended March 31, 2007 (the “Form 10-K”) for more information regarding the Audit Committee’s review and related matters. In light of the findings of its review, the Audit Committee recommended to the Board, and the Board adopted, enhancements to the Company’s corporate record-keeping and stock option granting procedures.
The following is a summary of such enhancements:
Enhancements Regarding Stock Option Granting Practices
•	All future stock option grants are to be approved by the Compensation Committee of the Board (the “Compensation Committee”), so long as it is comprised of at least two disinterested directors as currently provided for in the Company’s 1992 Stock Option Plan; accordingly, stock option granting authority may not be delegated.

•	Compensation Committee approval of option grants to the Chief Executive Officer and all other Executive Officers is to take place only after such grants are reviewed by all non-employee directors in the context of its assessment of their overall compensation.

•	Any management recommendation of proposed stock option grants must be fully developed - with all individual grant recipients and grant amounts being detailed – prior to the Compensation Committee’s review and approval of such grants.

•	The Compensation Committee’s actions must specify the individual grant recipients and grant amounts, the vesting schedule, the option term, the grant date and an exercise price based on the fair market value of the Company’s common stock on that grant date, which may not be earlier than the date of the Compensation Committee approval action.

•	The Compensation Committee must approve option grants to non-employee directors only (a) upon the recommendation of the Governance Committee of the Board (the “Governance Committee”) at a regularly-scheduled meeting and (b) after review by the full Board.

•	All option grants must be considered and awarded at regularly-scheduled meetings of the Compensation Committee. In certain circumstances (e.g., grants to new employees in connection with their hiring or grants in connection with acquisitions), the Compensation Committee may approve grants at a duly-convened Compensation Committee meeting or pursuant to a properly-documented unanimous written consent, in each case under terms that define individual grant recipients and grant amounts, the grant date and an exercise price based on the fair market value of the Company’s common stock on that grant date, which shall not be earlier than the date of the Compensation Committee approval action.
Enhancements Regarding Record-Keeping Practices
•	Outside counsel is to attend and serve as acting secretary for all meetings of the Board and Board committees with specific responsibility for ensuring that minutes of the Board and of the Board committee meetings are prepared on a timely basis and accurately reflect Board and Board committee deliberations and actions.

•	The Company’s Secretary, the Company’s inside counsel and the acting secretary for such meetings shall have direct access to the Company’s non-executive Chairman in order to address and resolve any issues relating to maintenance of the Company’s records.

•	Minutes of all Board meetings shall be reviewed and approved by the directors at the next succeeding Board meeting and minutes of all Board committee meetings shall be reviewed and approved by the members of that committee at the next succeeding committee meeting.

•	Board meeting books shall include the minutes of all Board committee meetings held since the last Board meeting (as approved, if then available, or otherwise in draft) so that all directors might be fully-informed concerning the actions of all Board committees.

•	The Company’s Secretary, outside counsel and acting secretary shall review all descriptions of Board or Board committee actions contained in the Company’s Securities and Exchange Commission filings to ensure that those disclosures are complete and accurate.

•	Company management was directed to develop a structure and charter for a disclosure compliance committee for approval by the Audit Committee.
Additional Audit Committee Actions
In addition to the foregoing, the Audit Committee also requested that:
•	Company management review and restate, as appropriate, the Company’s procedures and internal controls relating to the option granting process to reflect the procedures being recommended by the Audit Committee and approved by the Board.

•	The Company’s internal audit department review, on an annual basis, equity-based awards and grants made during the preceding year for compliance with the relevant equity compensation plans and the Company’s procedures and internal controls relating to the stock option granting process and to report to the Audit Committee on the results of that review.

Amended Committee Charters
In connection with the adoption of the foregoing enhancements, the Board, upon recommendation of the relevant Board committees, adopted revisions to the charters of the Audit Committee, Compensation Committee, Governance Committee and Nomination Committee of the Board. Such amended committee charters have been posted on the Company’s website at www.blackbox.com/About_Us/Philosophy.aspx

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Box Corporation
Date: February 19, 2008	By:	/s/ Michael McAndrew
Michael McAndrew
Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Accounting Officer)

5